EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Skyworks Solutions, Inc.:
We consent to incorporation by reference in the registration statements of Alpha Industries, Inc. on Form S-8 (No. 033-63541, No. 033-63543, No. 333-71013, No. 333-71015, No. 333-38832, No. 333-48394 and No. 333-85024) and in the registration statements of Skyworks Solutions, Inc. on Form S-8 (No. 333-91524, No. 333-91758, No. 333-100312, No. 333-100313, No. 333-122333, No. 333-131628, No. 333-131629, No. 333-132880 and No. 333-134375) and Form S-3 (No. 333-141157, No. 333-92394, No. 333-102157, No. 333-103073 and No. 333-107846) of our report dated November 27, 2007, with respect to the consolidated balance sheets of Skyworks Solutions, Inc. and subsidiaries as of September 28, 2007 and September 29, 2006, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended September 28, 2007 and related financial statement schedule and the effectiveness of internal control over financial reporting as of September 28, 2007, which report appears in the September 28, 2007 annual report on Form 10-K of Skyworks Solutions, Inc.
/s/ KPMG LLP
Boston, Massachusetts
November 27, 2007